EXHIBIT 10.1

PORTER BANCORP, INC.
2006 NON-EMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN
(as amended and restated as of March 26, 2014)

ARTICLE 1.    PURPOSE.

The purpose of this 2006 Non-employee Directors Stock Ownership Incentive Plan ("Plan") is to advance the interests of Porter Bancorp, Inc., a Kentucky corporation ("Company"), and its subsidiaries, by providing non-employee directors of the Company and its principal subsidiary, PBI Bank, Inc. with an ownership interest in the Company.  The Plan is also intended to enhance the Company's ability to attract and retain persons of outstanding ability to serve as directors of the Company and the Bank.

ARTICLE 2.    DEFINITIONS AND CONSTRUCTION.

2.1        Definitions.  As used in the Plan, the terms defined parenthetically, immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

(a)          "Award" shall mean a grant of Options or of Restricted Stock under Section 5 of the Plan.

(b)          "Award Date" shall mean (i) in 2006, the date on which the Company’s registration statement for an initial public offering of its Shares is declared effective by the Securities and Exchange Commission, and (ii) in subsequent years, the first business day of the first calendar month after the date of the Company’s annual meeting of shareholders.

(c)          "Bank" shall mean PBI Bank, Inc., a wholly owned subsidiary of the Company.

(d)          "Board" shall mean the Board of Directors of the Company or the Bank, as the case may be.

 (e)           "Change of Control"  means (i) an event or series of events which have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding capital stock; (ii) any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding capital stock; (iii) the persons who were members of the Board of the Company immediately before a transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; (iv) the business of the Company is disposed of pursuant to a merger, consolidation, share exchange, sale or other disposition of the Bank, or to a partial or complete liquidation, sale of assets, or otherwise.

(f)           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, together with any regulations promulgated thereunder.

(g)           "Committee" shall mean the committee described in Section 3.1.

(h)           "Director" shall mean a member of the Board who is not an employee of the Company or any Subsidiary of the Company.

(i)           "Disability" shall mean a physical or mental infirmity that the Committee determines impairs the Director's ability to perform substantially his or her duties for a period of 180 consecutive days.

(j)           "Effective Date" shall mean the date described in Section 6.1.

(k)           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l)            "Fair Market Value" of the Shares shall mean, as of any Award Date, the closing sale price of the Shares as reported on the NASDAQ National Market, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was a reported sale.  If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the NASDAQ National Market, the Fair Market Value of the Shares as of an Award Date shall be determined in good faith by the Committee by reasonable application of a reasonable valuation method, considering any and all information the Committee determines relevant, consistent with Code Section 409A and Treasury Regulations thereunder.

(m)           "Option" shall mean an option to purchase Shares granted pursuant to Article 5.

(n)           "Optionee" shall mean a person to whom an option has been granted under the Plan.

(o)           "Option Agreement" shall mean an agreement evidencing the grant of an Option, as described in Section 5.2.

(p)           "Option Exercise Price" shall mean the purchase price per Share subject to an Option, which shall be (i) with respect to the Awards made on the first Award Date, the price at which Shares are sold to investors in the Company’s initial public offering of Shares and (ii) thereafter, the Fair Market Value of the Share on the Award Date.

(q)           "Person" shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

(r)           "Plan" shall mean this Porter Bancorp, Inc. 2006 Non-employee Directors Stock Ownership Incentive Plan as the same may be amended from time to time.

(s)           "Shares" shall mean the Company's Common Shares.

(t)            "Subsidiary" shall mean, with respect to any Company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned directly or indirectly by such Company.

(u)           "Withholding Taxes" shall mean all federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to any option exercise, if any.

(v)           "Restriction Period" shall mean the period of time from the Grant Date of a restricted Stock Award to the date when the restrictions placed on the Award in the Award Agreement lapse.

(w)           "Restricted Stock Award" or "Restricted Stock" shall mean Stock which is granted under Section 5 of the Plan, subject to a Restriction Period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such Stock.

2.2          Gender and Number.  Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3          Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.    ADMINISTRATION.

3.1           The Committee.  The Plan is designed to operate automatically and not require administration.  However, to the extent administration is required, it shall be provided by the Board of Directors of the Company (the "Committee").

3.2          Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have full authority to:

(a)         construe and interpret the Plan and any agreement or instrument entered into under the Plan; and

(b)         establish, amend and rescind rules and regulations for the Plan's administration.

To the extent permitted by law, Rule 16b-3 promulgated under the Exchange Act, and the rules of the NASDAQ Stock Market, the Committee may delegate its authority as identified herein.

3.3          Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding on all Persons, including the Company, the Directors and their estates and beneficiaries.

3.4          Section 16 Compliance.  It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.  If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16 of the Exchange Act, the provision or aspect of administration shall be null and void to the extent permitted by law and deemed advisable by the Committee.  In all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

3.5          Section 409A Compliance. It is the intention of the Company that the Plan not be subject to Section 409A of the Code and the rules and regulations promulgated thereunder.  If any Plan provision, or any aspect of the administration of the Plan, would be found to subject the Plan to Section 409A of the Code, the provision or aspect of administration shall be null and void to the extent permitted by law and deemed advisable by the Committee.  In all events the Plan shall be construed in favor of its meeting the requirements of Section 409A of the Code.

ARTICLE 4.    SHARES AVAILABLE UNDER THE PLAN.

4.1          Number of Shares.  Subject to adjustment as provided in Section 4.2, the number of Shares reserved for issuance upon the exercise of options is 700,000 Shares.  Any Shares issued under the Plan will consist of authorized and unissued Shares.  If and to the extent options shall expire or terminate for any reason without having been exercised in full, the Shares associated with such Awards to the extent not fully exercised shall again become available for Awards under the Plan.

4.2          Adjustments in Authorized Shares and Outstanding Awards.  In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, share dividend, stock split, reverse stock split, cash dividend, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of the Company affecting the Shares, the Committee may substitute or adjust the total number and class of Shares or other stock or securities that may be issued under the Plan, and the number, class and/or price of Shares or other stock or securities subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Directors and to preserve, without exceeding, the value of any outstanding Awards; and further provided, that the number of Shares or other stock or securities subject to any Award shall always be a whole number.  Any adjustment of an Option under this Section shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h) of the Code (even though such section is not otherwise applicable).  If any adjustment under this Section would create a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares reserved under this Plan shall be the next lower number of Shares, rounding all fractions downward.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

ARTICLE 5.    AWARDS.

5.1          Automatic Grant of Awards.

(a)            Subject to the terms and provisions of the Plan, on each Award Date on or after May 16, 2012: (a) each Director of the Company shall automatically receive a Restricted Stock Award equal to $25,000 divided by the Fair Market Value on the Award Date, and (b) each Director of the Bank who is not a Director of the Company shall automatically receive a Restricted Stock Award equal to $5,000 divided by the Fair Market Value on the Award Date.  The Company shall issue, in the name of each Director who is granted a Restricted Stock Award hereunder, a certificate for the shares of Stock granted in the Award (subject to Section 5.7), as soon as practicable after the grant date.  The Company shall hold such certificates for the Director's benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement.  Before the Restriction Period lapses, Section 5.7 shall apply.

(b)            On each Award Date prior to 2008 (a) each Director of the Company automatically received an option to purchase 5,000 Shares, and (b) each Director of the Bank automatically received an option to purchase 1,000 Shares.  The options granted under the Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code.

5.2           Vesting of Awards.

(a)	Restricted Stock Awards. Subject to Section 5.7,

(i)
for each Restricted Stock Award with an Award Date on or before December 31, 2012, the Restriction Period shall end, and the Award shall vest, with respect to one-sixth of the Restricted Stock Awarded on each six month anniversary of the Award Date;

(ii)
for each Restricted Stock Award with an Award Date after January 1, 2013, the Restriction Period shall end, and the Award shall vest in its entirety on December 31 of the calendar year in which the Award Date occurs;

provided, however, that no Restricted Stock Award shall vest pursuant to this Section 5.4(a) unless the Director continues to serve as a member of the Board as of the applicable vesting date.  When a Director ceases to serve as a member of the Board for any reason, the Director shall forfeit all shares of Restricted Stock which have not yet vested pursuant to this Section 5.2(a).

(b)            Options.  Subject to Sections 5.4 and 5.7, each Option shall vest and become exercisable with respect to one-sixth of the Shares subject thereto on each six month anniversary of the Award Date; provided, however, that the Director continues to serve as a member of the Board as of such dates.  If a Director ceases to serve as a member of the Board for any reason, the Director shall have no rights with respect to that portion of an option which is not then vested pursuant to the preceding sentence and the Director shall automatically forfeit that portion of the Option that remains unvested.

5.3           Award Agreement.    Each Award shall be evidenced by an Award Agreement that is an Option Agreement or a Restricted Stock Agreement, as appropriate.  Each Option Agreement shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option relates and such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Committee; provided, however, that such terms shall not vary the timing of Awards, including provisions dealing with exercisability, forfeiture or termination of such Awards.  Each Restricted Stock Award Agreement shall reflect the number of shares awarded, the grant date, and such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Committee; provided, however, that such terms shall not vary the timing or vesting of Awards.

5.4           Duration of Options.  Subject to Section 5.6, each Option shall expire on the fifth (5th) anniversary of the Award Date on which it was granted.

5.5           Method of Option Exercise.  The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted.  Shares purchased pursuant to the exercise of an option shall be paid in full upon such exercise by any one or a combination of the following: (i) in cash; (ii) in Shares owned by the Optionee (or jointly by the Optionee and his or her spouse) for at least six months evidenced by negotiable certificates or by a written attestation of ownership and consent to issuance, in satisfaction of the Option or portion thereof being exercised, of only the net Shares (those equal in value to the difference between the Option Exercise Price and the then Fair Market Value); (iii) by a written election to have the Company retain that number of Shares subject to the Option having an aggregate Fair Market Value equal to the aggregate Option Exercise Price; or (iv) by any combination thereof.   The written notice pursuant to this Section 5.5 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer.  Any Shares transferred to the Company or withheld as payment of the Option Exercise Price shall be valued at their Fair Market Value on the date preceding the date of exercise. If requested by the Committee, the Optionee shall deliver the Option Agreement evidencing the option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee.  No fractional shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded down to the nearest number of whole Shares.

5.6           Exercise of Options Following Termination of Director Relationship.  If a Director for any reason other than death or Disability shall cease to be a member of the Board, the outstanding Options of such Director (or portions thereof) that are vested and exercisable as of the date the Director so ceased to be a member of the Board may be exercised by such Director at any time before the earlier of the expiration date of the options or the date that is ninety (90) days after the date on which such Director ceases to be a member of the Board.  If a Director shall cease to be a member of the Board by reason of death or Disability, the outstanding options of such Director (or portions thereof) that are vested and exercisable as of the date the Director so ceased to be a member of the Board may be exercised by such Director at any time before the earlier of the expiration date of the Options or the date that is the first anniversary of the Director's death or Disability.  Options may be exercised as provided in this Section 5.6 (x) in the event of the death of a Director, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of his estate and (y) in the event of the Disability of a Director, by the Director, or if such Director is incapacitated, by his legal representative.

5.7           Rights With Respect to Restricted Stock.

(a)            Rights and Limitations During Restriction Period.  Subject to the terms and conditions of the Award Agreement, a Director to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period and to enjoy all other stockholder rights with respect thereto, except that (i) the Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Director may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period.  Any attempt by a Director to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award.

(b)            Effect of Termination of Employment.  Unless otherwise provided in the Award Agreement, in the event of a Director's Termination of Employment during the Restriction Period for any reason, the Director's rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Company.

(c)            Expiration of Restriction Period.  At the expiration of the Restriction Period, the restrictions contained in this Section 5 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire and the Company shall deliver any certificates evidencing the Stock to the Director.

(d)            Nontransferability.  No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Director's ownership of the stock free of restrictions has been issued.

5.8           Effect of Change of Control.  Notwithstanding anything contained in the Plan or an Award Agreement to the contrary, in the event of a Change of Control, (i) the Restriction Period for all Restricted Stock not yet forfeited shall immediately end; (ii) all options outstanding on the date of such Change of Control shall become immediately and fully exercisable and (iii) an Optionee will be entitled to receive, in lieu of the exercise of any Option or portion of an Option to the extent not yet exercised, a cash payment in an amount equal to the difference between the aggregate Option Exercise Price and (A) in the case of a tender offer or exchange offer, the final offer price paid per Share, multiplied by the number of Shares covered by the Option, or (B) in the case of any other Change of Control, the aggregate Fair Market Value of the Shares covered by the Option.  The Company shall pay any cash payment under this Section 5.7 on the 7th day following the occurrence of the Change of Control.

ARTICLE 6.  EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION.

6.1           Effective Date.  The Plan shall be effective upon the approval by the affirmative vote of the holders of a majority of the securities of the Company represented in person or by proxy, and entitled to vote, at a meeting of shareholders of the Company at which the Plan is submitted for approval.

6.2           Termination Date.  The Plan shall terminate on the earliest to occur of (a) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise of Awards or (b) such other date as the Board may determine in accordance with Section 6.3.

6.3          Amendment, Modification and Termination.

(a)           Except as provided in Section 6.3(b), the Board may, at any time, amend, modify or terminate the Plan.

(b)           Extend the duration of an Option, unless and until the Committee determines that such extension does not cause the Option to cease to be exempt from Code Section 409A because it does not constitute a deferral of compensation that would subject the Option to the excise taxes provided under Code Section 409A; or

         (c)            Without the approval of shareholders of the Company, no amendment, modification or termination may:

(i)	materially increase the benefits accruing to Directors under the Plan;

(ii)	increase the total number of Shares that may be issued under the Plan, except as provided in Section 4.2; or

(iii)	modify the eligibility or other requirements to receive an Award under the Plan.

6. 4          Awards Previously Granted.  No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Optionee.
ARTICLE 7.    NON-TRANSFERABILITY.

Except as otherwise provided in this Article 7, no Option shall be transferable by a Director other than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Director's lifetime, only by the Director (or, in the event of the Director's legal incapacity or incompetency, the Director's guardian or legal representative).  A Director may transfer all or part of a Nonqualified Stock Option to (i) the Director's spouse or lineal descendants ("Immediate Family Members"), (ii) trusts for the exclusive benefit of the Director and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which the Director and/or his Immediate Family Members are the only partners or members, as applicable.  Such transfer may be made by a Director only if there is no consideration for the transfer, and subsequent transfers of any Option shall be prohibited other than in accordance with this Article 7 and by will or the laws of descent and distribution.  Following a transfer of an Option, the Option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, and the conditions to exercise of an Option upon Termination of Director Relationship or otherwise provided in this Plan shall be applied with respect to the original Director.  However, for purposes of exercising the Option, the term Director shall refer to the transferee.  In addition, for purposes of the death benefit provisions of Section 5.6, references to a Director shall be deemed to refer to the transferee, the personal representative of the transferee's estate, or after final settlement of the transferee's estate, the successor or successors entitled thereto by law.

       ARTICLE 8.    NO RIGHT OF REELECTION.

Neither the Plan nor any action taken under the Plan shall be construed as conferring upon a Director any right to continue as a director of the Company, to be renominated by the Board or to be reelected by the shareholders of the Company.

ARTICLE 9.    WITHHOLDING.

Upon the exercise of an Option (a "Taxable Event"), the Optionee shall pay the Withholding Taxes, if any, to the Company before the issuance, or release from escrow, of such Shares.  In satisfaction of the obligation to pay any Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election") to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

        ARTICLE 10.    INDEMNIFICATION.

No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation  taken or made with respect to the Plan, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties.  All members of the Board, the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 11.      SUCCESSORS.

All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

        ARTICLE 12.    GOVERNING LAW.

To the extent not preempted by federal law, the Plan, and all agreements under the Plan, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of law rules.

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